Exhibit 10.2

SECURITIES SUBSCRIPTION AGREEMENT

This Securities Subscription Agreement is dated as of the 13th day of June, 2007 by and between the following parties:

SUBSCRIBER/PURCHASER:                    China Properties Developments, Inc.
                                                                    89 Chang’an Middle Rd.
                                                                    Yangming International Tower, Flrs. 26/27
                                                                    Xi’an, China

SELLER/COMPANY:                                Shaanxi Xinyuan Real Estate Co. Ltd
                                                                    89 Chang’an Middle Rd.
                                                                    Yangming International Tower, Flrs. 26/27
                                                                    Xi’an, China

The parties hereto hereby agree as follows:

1.       Sale and Purchase.  Shaanxi Xinyuan Real Estate Co Ltd, (“Seller” or “Company”) a People’s Republic of China limited liability corporation, has offered for sale and China Properties Developments, Inc.,  (the “Subscriber” or “Purchaser”) hereby agrees to subscribe for and purchase new treasury shares of the Company such that the Purchaser will own 90% of the issued and outstanding share capital of the Company, in the form of Registered Capital after the purchase has been completed (the “Purchased Shares”).   The purchase price for the Purchased Shares shall be RMB 230,000,000.00 (the “Purchase Price”) which shall be paid by the Purchaser to the Seller at closing.  It is agreed that the obligation of the Purchaser to purchase the Purchased Shares is subject to the Purchaser obtaining equity or debt financing, on terms which are acceptable to the Purchaser at its sole discretion, and  the net proceeds realized by the Purchaser therefrom is no less than the full amount of the Purchase Price.   The closing of the purchase and sale of the Purchased Shares shall take place as soon as reasonably possible following the completion by the Purchaser of the aforesaid financing.  At the closing, the Purchaser shall deliver  to the Company the full amount of the Purchase Price by check or wire transfer of funds for the Purchased Shares and the Company shall issue the Purchased Shares to the Purchaser which shall equal to 90% issued and outstanding Registered Capital of the Seller.

Deliver Cheque to Seller:                              Shaanxi Xinyuan Real Estate Co. Ltd.
                                                                    89 Chang’an Middle Rd.,
                                                                    Yangming International Tower, Flrs. 26/27
                                                                    Xi’an, China

Number of Shares Subscribed:                      90% of the issued and outstanding share capital of Shaanxi Real
                                                                    Estate Co. Ltd.

Deliver Shares to Subscriber:                        China Properties Developments, Inc.
                                                                    89 Chang’an Middle Rd.,
                                                                    Yangming International Tower, Flrs. 26/27
                                                                    Xi’an, China

2.       Representations and Warranties of Purchaser. In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

          A.       The Purchaser is  is duly organized, validly existing and in good standing under the laws of the State of Colorado.

          B.       The Purchaser has had the opportunity to ask and receive answers to any and all questions the Purchaser had with respect to the Company, its business, management and current financial condition.

          C.       Except as set forth in this Agreement, in entering into this transaction, no representations or warranties have been made to the Purchaser by the Company, or any agent, employee or affiliate of the Company.

          D.       The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

3.       Representations of the Company.  The Company represents and warrants:

          A.       The Company is in full compliance, to the extent applicable, with all obligations and is duly organized, validly existing and in good standing under the laws of the People’s Republic of China and  has the requisite corporate power and authority to carry on its business as now being conducted.

          B.       The execution, delivery and performance of this Agreement and the consummation of the issuance of the shares and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company.

          C.       At the earliest possible time but no later than 75 days following the closing of the purchase and sale of the Purchased Shares, the Company shall deliver to the Purchaser audited and such other financial statements of the Company which shall be in form and substance such that Purchaser will be fully compliant with all reporting obligations imposed upon it by the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  All of the financial statements to be delivered pursuant hereto will be complete and accurate and present fairly the financial position of the Company and the results of its operations and changes in its financial positions as of the dates and for the periods indicated as being covered thereby.  Such financial statement will not contain any untrue statement of a material  fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in  light of the circumstances under which they were made, not misleading.

4.       Non-Binding Until Acceptance.  The Purchaser understands that this subscription is not binding  upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. This Agreement shall be null and void if the Company does not accept it as aforesaid. Upon acceptance by the Company and receipt of the total Purchase Price, the Company will issue one or more certificates for the full number of Purchased Shares.

5.       Non-Assignability.   Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

6.       Governing Law.   This Agreement will be construed and enforced in accordance with and governed by the laws of the People’s Republic of China. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the P.R.C. or the provincial courts of the Province of Shaanxi in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

7.       Termination.  This Agreement may be terminated by either of the parties hereto in the event that the closing hereunder has not occurred within 240 days of the signing of this Agreement, unless extended by the mutual written consent of the parties hereto.  In the event this Agreement is terminated, then this Agreement shall be of no further force or effect and neither party shall have any further obligations or liabilities hereunder.

8.       Representation by Counsel.  Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel of its own choosing regarding this Agreement prior to executing the same.  The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

9.       Counterparts.  This Agreement may be executed by the parties hereto in one or more counterparts each of which shall be an original and all of which shall together constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

China Properties Developments, Inc.
(Subscriber/Purchaser)

By: s/____________________
       Ping’an Wu, President and Chief
       Executive Officer

Dated: June 13, 2007

Address for Shareholder Records:          China Properties Developments, Inc.
                                                              89 Chang’an Middle Rd.
                                                              Yangming International Tower, Flrs. 26/27
                                                              Xi’an, China

Telephone Number:                                86 29 85257560

Percentage Subscribed:                          New treasury shares equal to 90% Issued and outstanding share capital of Shaanxi Real Estate Co. Ltd.

Purchase Price:                                       RMB 230,000,000.00

This Securities Subscription Agreement is accepted this 13th day of June, 2007 by:

Shaanxi Xinyuan Real Estate Co. Ltd.
(Seller/Company)

BY:      s/________________